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                                  EXHIBIT 10.6

                           ARTICLES OF MERGER BETWEEN

         PREMIER VENTURES, INC. AND NEW DIRECTIONS MANUFACTURING, INC.

                              DATED MARCH 14, 1997
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                               ARTICLES OF MERGER

     Pursuant to the provisions of the Nevada Revised Statues and the Louisiana Business Corporation Law, the undersigned corporations hereby submit the following Articles of Merger for filing for the purpose of merging PREMIER VENTURES & EXPLORATION, INC., a Louisiana corporation ("PVEI"), into NEW DIRECTIONS MANUFACTURING, INC., a Nevada corporation ("NEW DIRECTIONS").

                                   ARTICLE I

     The Plan of Merger provides for merging PVEI into NEW DIRECTIONS MANUFACTURING, INC. It has been approved, adopted, certified and acknowledged by each of the corporations in accordance with the laws of Nevada and Louisiana. The Plan of Merger is on file at the principal place of business which is 2940
W. Willetta, Phoenix, Arizona 85009. A copy of the agreement of merger will be furnished on request and without cost to any shareholder of any corporation that is a party to the merger.

     A.  PVEI was organized under the laws of Louisiana.
     B.  NEW DIRECTIONS was organized under the laws of Nevada.

                                   ARTICLE II

     The merger was duly approved by the unanimous consent of the shareholders of NEW DIRECTIONS. The shareholders of PVEI approved the merger by a majority vote pursuant to the provisions of Nevada and Louisiana corporation business corporation laws. A single class of common stock was entitled to vote totaling 3,550,723 shares of which 3,550,150 shares voted for the plan, 50 shares voted against the plan and 523 shares abstained. The casting of the votes was sufficient for approval of the Plan of Merger.

                                  ARTICLE III

     The surviving corporation shall be NEW DIRECTIONS. The disappearing corporation will be PVEI. The articles of incorporation of the surviving corporation will not be amended and shall be its articles of incorporation.

     DATED this 14th day of March, 1997.

NEW DIRECTIONS MANUFACTURING, INC.

By:  /s/   Donald A. Metke             By: /s/  Jack Horner, Jr.
   ---------------------------            ----------------------------
Name:  Donald A. Metke                    Name:  Jack Horner, Jr.
Title: President                          Title: Secretary

PREMIER VENTURES & EXPLORATION, INC.

By:  /s/   Donald A. Metke             By: /s/  Jack Horner, Jr.
   ---------------------------            ----------------------------
Name:  Donald A. Metke                    Name:  Jack Horner, Jr.
Title: President                          Title: Secretary

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STATE OF ARIZONA    )
                    )    ss:
County of Maricopa  )

     On this 4th day of March, 1997, personally appeared before me Donald A. Metke and Jack Horner, Jr. known to me to be the corporate officer who subscribed his name above on behalf of each corporation, in his capacity as the stated officer, who signed this instrument as the free and voluntary act and deed of the corporations for the uses and purposes set forth therein.

                                      /s/ Maryanne M. Livingston
                                    ---------------------------------
                                    NOTARY PUBLIC in and for the
                                    State of Arizona.  Residing at:
                                    1875 E. Cornell Drive, Tempe, AZ 85283
                                    My commission expires June 30, 1997

                                    Notary Seal

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